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                                                                   EXHIBIT 10(a)


                               EMPLOYMENT CONTRACT

        THIS AGREEMENT made as of 1st day of November, 1997.

BETWEEN:

               SEL-DRUM INTERNATIONAL, INC.
               ----------------------------

               Hereinafter called the "Company"

                                                            of the FIRST PART,

- and -

               RAYMOND SPARKS
               --------------
               Hereinafter called the "Executive"

                                                            of the SECOND PART,


        WHEREAS the Company desires to employ the services of the Executive in connection with the conduct of the Company's business;

        AND WHEREAS the Executive desires to be employed by the Company;

        AND WHEREAS the Executive recognizes and acknowledges that the Executive's position with the Company will provide the Executive with access to the Company's customers and/or its confidential and proprietary business information.

        NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree, as follows:

1.      Employment.
        ----------

        The Company shall employ the Executive, and the Executive shall serve the Company in the capacity and on the terms specified in this Agreement. Since the Executive is a citizen of the United States of America, and accordingly must be authorized by the Government of Canada to work within Canada, this Agreement and the employment of the Executive by the Company shall be subject to and conditional upon the issuance of such approval or authorization by the Government of Canada. The Company shall make best efforts on an ongoing basis during the term of this Agreement in providing assistance to the Executive in


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securing employment authorization or such other necessary authorization from
Employment and Immigration Canada, as required on an ongoing basis, including but not limited to, providing the Executive with a letter setting out an offer of employment.

2.      Period.
        ------

        (a) This Agreement shall commence on the date hereof and, subject to the other provisions hereof, shall continue for a period of three (3) years, being fully completed on October 31, 2000 ("Term"). At the end of the Term, this Agreement shall continue for an additional one (1) year period if the Company shall give the Executive written notice of its intention to extend the Agreement for such period at least thirty (30) days prior to the end of the Term; provided, however, the salary for such renewal period shall be agreed upon by the parties by no later than ten
                (10) days prior to the end of the Term failing which this Agreement shall be fully completed on October 31, 2000.

        (b) A renewal of this Agreement as provided for in paragraph 2(a) shall not include any further right of renewal.

        (c) The Executive's continuous period of employment by the Company shall be deemed to have commenced on November 1, 1997.

3.      Duties and Performance.
        -----------------------

        During the continuance of this Agreement, the Executive:

        (a) shall serve the Company in the position of President and Chief Executive Officer (or in such capacity as may from time to time be mutually agreed upon) and shall perform and render such duties and services as are customarily performed and rendered by one holding such position. The Executive shall be located at and principally work from the Company's offices in Burlington, Ontario;

        (b) shall report to the Board of Directors of the Company ("Board") or as delegated by the Board;

        (c) shall perform and render all of the duties and services that may be required of and from the Executive consistent with the responsibilities and authority of his position and pursuant to the terms and conditions hereof, faithfully, industriously, to the best of his ability, experience and talents, and to the reasonable satisfaction of the Board, shall comply with the advice, directions, orders, policies, regulations and standards of the Board as promulgated from time to time;

        (d) may be required in pursuance of his employment to be engaged in work on behalf of the Company or any parent, subsidiary or affiliate of the Company from time to time ("collectively, the "Group"); and


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        (e)    shall devote his entire work time, attention, knowledge, skills, energies and best efforts to the performance and rendition of his duties and services hereunder, and to the furtherance of the business and interests of the Company and the Group.

4.      Remuneration.
        -------------

        (a) As remuneration for his services hereunder, the Company shall pay the Executive, and the Executive agrees to accept, a base salary of $125,000.00 (U.S.), or at such other rate as may from time to time be mutually agreed upon in writing. Such base salary shall be payable in accordance with the Company's usual payment policy and practices, but not less frequent than monthly. Base salary shall be subject to any applicable federal, provincial and local withholding taxes and deductions.

        (b) A bonus may be payable, at the end of the second year and/or the end of the third year of this Agreement, based upon mutually agreed upon performance targets, if any. No bonus shall be payable with regard to the first year of this Agreement.

        (c) A relocation allowance of $25,000.00 (U.S.) shall be paid to the Executive at such time as the authorization to work in Canada has been issued, as aforestated, and the Executive has taken up full-time residence in Canada. This allowance shall be a one-time payment as reimbursement for all expenses incurred by the Executive in assuming employment in and moving to Canada.

5.      Expenses.
        ---------

        During the continuance of this Agreement, the Executive shall be entitled:

        (a) to be reimbursed for all reasonable out-of-pocket expenses which he has properly incurred in performing his duties and obligations under this Agreement upon receipt by the Company of satisfactory, itemized accounts and receipts of all such expenditures which shall not be in excess of any limitation established for such expenditures by the Company; and

        (b) to a car allowance in the amount of $750.00 (U.S.) per month. From this car allowance, the Executive is to make all car lease payments (if any). The Company will reimburse the Executive for gas, oil, parking and car insurance expenses which the Executive incurs in the course of executing his duties under this Agreement. Payment will be made within thirty days of receipt by the Company of invoices documenting these expenses.

6.      Benefit Plans.
        --------------



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        The Company agrees that the Executive shall be entitled to customary employee benefits provided by the Company to other senior personnel upon his qualification for and in accordance with the terms and conditions of the plans and programs established and implemented by the Company. Subject to the terms of such plans or programs and federal and provincial laws applicable thereto, the Executive acknowledges that the Company may change, alter or eliminate, without the Executive's consent, any and all of such benefits at any time.

7.      Vacations and Statutory Holidays.
        ---------------------------------

        The Executive shall be entitled in each calendar year, other than 1997, to the following vacations and paid holidays:

        (a) three (3) weeks vacation will full salary to be taken at such reasonable time or times as may be approved by the Company; and

        (b) paid statutory holidays in accordance with the personnel policies of the Company.

8.      Illness and Disability.
        -----------------------

        (a) The Company shall continue to pay the Executive at his normal rate of pay during any periods of absence resulting from sickness or injury up to an aggregate maximum of ninety (90) working days during the Term and the renewal, if any; provided however, the Company may require the Executive to provide medical certificates in accordance with the personnel policy of the Company.

        (b) If the Executive is participating in the short-term disability program of the Company, if any, it is expressly understood between the parties that any payments made to the Executive by the Company during any temporary disability will be reduced by the amount the Executive is entitled to receive from the disability program of the Company in accordance with the provisions of any group policy issued to the Company.

9.      Termination.
        ------------

        Notwithstanding paragraph 2(a) of this Agreement:

        (a) The Executive's employment by the Company shall terminate if the Executive fails to obtain or maintain his status to work in Canada, or dies.

        (b) The Executive's employment by the Company shall terminate on October 31, 2000 unless this Agreement has been extended by the Company in accordance with paragraph 2(a) of this Agreement.



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        (c)     The Executive's employment by the Company shall terminate on
                October 31, 2001 if this Agreement has been extended by the Company in accordance with paragraph 2(a) of this Agreement.

        (d) The Executive's Employment by the Company may be terminated by the Company at any time, and for any reason, including just cause, during the Term or the extension, if any, of the Term; provided that without restricting in any way the meaning or definition of "just cause", it is understood that with respect to the obligations and duties of the Executive as set out in or referred to in this Agreement, termination of the Executive for "just cause" shall entail a material breach of this Agreement by the Executive.

        (e) If the Company terminates the employment of the Executive for just cause, the Executive shall not be entitled to notice or severance pay or any other compensation whatsoever.

        (f) If the Company terminates the employment of the Executive as provided in paragraph 9(d) (other than for just cause) prior to the expiry of the Term, or the extension of it, the Executive undertakes to use his best efforts to obtain alternative employment and the Company agrees to continue the Executive's salary and benefits until the earlier of the date the Executive obtains alternative employment or the expiry of a period of one year from the date of the termination of the Executive's employment. Where the Executive obtains alternative employment prior to the end of the one year period aforestated, the Company shall also pay to the Executive an amount equal to fifty percent (50%) of the Executive's remaining base salary, from the date he obtains alternative employment to the end of the one year period aforestated. For the purposes of this paragraph, alternative employment shall mean both employment of the Executive by a new employer or commencement of or participation by the Executive in any business venture, provided that the commencement of or participation by the Executive in any business venture shall not include any inquiry, meetings, or negotiations by the Executive with any person(s) or corporation(s) of a general nature where no firm commitment or binding arrangement exists between the Executive and such person(s) or corporation(s) for the commencement of or participation by the Executive in such business venture.

        (g) Upon the termination of this Agreement for any reason, the Executive shall:

                (i) immediately return to the Company all papers, documents, books, accounts, drawings, credit cards, keys, computer software, and other property belonging to, or relating to the business of, the Company or any company in the group which are then in the possession or control of the Executive;

                (ii) immediately return to the Company any company automobile; and



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                (iii)   upon the Company's request, immediately in writing
                        resign any directorship or other office which the Executive may hold in the Company or any company in the Group without compensation for loss thereof and transfer any nominee or other shares owned by the Company or any such company in the Group to such person or company as the Company shall nominate.

        (h) Notwithstanding the termination of this Agreement for any reason, the provisions of Paragraphs 9(e), 9(f), 10(c), 10(d), 10(e), 10(f), 10(g) and 11, as and if applicable, shall continue in full force and effect.

10.     Restraints on the Executive's Activities.
        -----------------------------------------

        (a) During the continuance of this Agreement, the Executive shall not be, directly or indirectly, engaged, concerned or interested in any capacity in any other trade, business or occupation, except:

               (i) as the owner of securities which are held for investment only, which are listed on a recognized stock exchange, and which do not exceed five percent (5%) in nominal value of the securities of that class ("Approved Ownership"); or

               (ii) with the prior written consent of the Company, which consent shall not be unreasonably withheld. A request for such written consent shall include the detail of any proposed concern and/or interest.

        (b) During the continuance of this Agreement, the Executive shall comply with all applicable laws, regulations and rules in force from time to time relating to trading of shares of stock of the Company, and shall obtain the prior written consent of the Board before effecting a trade of shares of stock of the Company; provided that the provisions of this subparagraph 10(b) shall not in any way limit, restrict or diminish the terms and provisions of the non-incentive stock option granted to the Executive pursuant to a Non-Incentive Stock Option Grant dated as of November 3rd, 1997.

        (c) During the term of the employment of the Executive with the Company and at all times thereafter, the Executive shall keep confidential and shall not at any time use, for his own or another's advantage or disclose to any person, firm or company any trade secrets, business methods or confidential information concerning the business, financial status or affairs of the Company or any company in the Group, including but not limited to, customer or supplier lists, trade processes or materials, price lists, pricing, costings, new product or business plans ("Confidential Information") which may have come to the Executive's knowledge during his employment hereunder provided, however, this restriction shall not prevent:



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               (i)    any disclosure or use authorized by the Board, required by law, or made to enable the Executive to perform his duties hereunder, or

               (ii) the use of the personal skills of the Executive in any business in which he may be lawfully engaged, subject to the terms of this Paragraph 10, after termination of this Agreement; or

               (iii) the use of Confidential Information that is in or comes into the public domain in any way without breach of this Agreement by the Executive.

        (d)     During the term of this Agreement and for the period ending one
                (1) year after the actual date of termination of employment ("Covenant Period"), the Executive shall not, whether alone or jointly with another, and whether directly or indirectly, solicit or endeavor to entice away, knowingly offer employment to, knowingly employ, or offer or conclude any contract for services with, any person who is employed by the Company or any company in the Group at the date of the termination of the Executive's employment and who has been employed in skilled or managerial work at any time during the period of one (1) year preceding the date of the termination of the Executive's employment by the Company or any company in the Group.

        (e) Recognizing that the Company's business success is dependent upon the Confidential Information and business relationships which the Company entrusts to its employees, the Executive agrees that during the term of his employment and for the Covenant Period, the Executive shall not, directly or indirectly:

               (i) call upon or solicit any customer of the Company or the Group, or prospective customers with whom the Executive had access to Confidential Information or had involvement in development, or cause or attempt to cause any such customer or prospective customer to divert, terminate, limit or in any manner modify or fail to enter into, any actual or potential business relationship or contract with the Company or the Group;

               (ii) cause or attempt to cause any supplier or prospective supplier of the Company or the Group to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential relationship or contract with the Company or the Group.

        (f) Each provision of this Paragraph 10 constitutes an entirely separate and independent restriction. The Executive acknowledges and agrees that the duration, extent and application of each respective restriction of this Paragraph 10 is no greater than is reasonable and necessary for the protection of the interests of the Company, but that if any arbitrator or court of competent jurisdiction shall determine that the period, the scope, or the territory covered by, or any other provision of, this covenant pursuant to this Paragraph 10 is unreasonable, such




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               provision shall not be deemed to be null and void and of no effect but shall be reformed by such arbitrator or court to impose a reasonable period, reasonable scope, reasonable distance limitation or reasonable other provision, as the case may be.

        (g) In the event of a breach by the Executive of his obligations and covenants hereunder, the Company shall be entitled to temporary and/or permanent injunctive relief against the Executive, in addition to any and all other rights or remedies which it may have, including damages and reasonable solicitor's fees. The Executive hereby expressly acknowledges that the harm which might result to the Company's goodwill or its relationships with customers, or as a result of the disclosure or use of the Confidential Information, is irreparable.

        (h) In addition to any other rights and remedies which the Company may have, if the Executive breaches any of his obligations pursuant to this Paragraph 10 at any time during the period of payment under Paragraph 9(f), the Company shall immediately cease to have any liability for such salary payments, or for provision of benefits during or for the applicable period under the provisions of Paragraph 9(f), which obligations by the Company shall become null and void and of no further force and effect.

11.     Inventions.
        -----------

        The Executive has a special obligation to further the interests of the Company and the Group. Accordingly, if the Executive makes, develops, modifies, or discovers any discovery, invention, improvement or process in the course of his employment for the Company or the Group (the "Discovery"), he shall:

        (a)    immediately provide full details of the Discovery to the Company;

        (b) not disclose any details of the Discovery to any third party without prior written consent of the Company;

        (c) if required by the Company during or after the termination of this Agreement, do all that is necessary to obtain patent or other protection of the Discovery in any country specified by the Company; and

        (d) hold in trust for the Company all rights in the Discovery.

12.     Miscellaneous.
        -------------

        (a) This Agreement shall supersede all prior agreements made between the parties hereto relating to the employment of the Executive.




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        (b)    Except as stated herein,

                (i) this Agreement contains the entire agreement of the parties as to its subject matter; and

                (ii) neither party has entered into this Agreement in reliance upon any oral representation, warranty or inducement leading to the signature hereof.

        (c) The various provisions of this Agreement are severable and, if any provision is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the remaining provisions hereof.

        (d) No modifications or amendment of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties.

13.     Notice.
        -------

        All notices and other communications hereunder shall be in writing and shall be hand-delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses as follows:


to the Company:                              with a copy to:

Sel-Drum International, Inc.                 Ross & McBride
c/o Sel-Drum Corporation                     Barrister & Solicitors
1370 Artisans Court                          P.O. Box 907
Burlington, Ontario                          Hamilton, Ontario
L7L 5Y2                                      L8N 3P6
Attention:  Messrs. Brian Turnbull/          Attention:  Messrs. Peter R. Tice/
              Robert Asseltine                             Paul D. Paradis

to the Executive:

Raymond Sparks
16 Great Oak Lane
Pittsford, New York
U.S.A. 14534


or to such other address as shall be furnished in writing by either party to the other party. All notices and other communications hereunder given in the manner provided above shall be deemed effective on the date of hand delivery or two (2) days after deposit in the mail.




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14.     No Waiver.
        ----------

        No failure on the part of either party at any time to require the performance by the other party of any term hereof shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term hereof shall be taken or held to be a waiver of any other term hereof or the breach thereof.

15.     Benefit and Assignment.
        -----------------------

        The Executive acknowledges that the duties and services to be performed and rendered by him are unique and personal; accordingly, the Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company which may be withheld in its sole and absolute discretion. The rights and obligations of the Company hereunder shall be assignable and shall enure to the benefit of, and be binding upon, the successors and assigns of the Company.

16.     Construction.
        --------------

        Whenever a singular word is used herein, it shall also include the plural wherever required by the context, and vice versa; and whenever any gender is used herein, it shall also include the other genders wherever required by the context. The terms and conditions hereof shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim, in connection with the interpretation and construction hereof, any rule of law or procedure requiring otherwise, specifically including, but not limited to, any rule of law to the effect that ambiguous or conflicting terms or conditions contained herein shall be interpreted and construed against the party whose counsel prepared this Agreement or any earlier draft hereof.

17.     Arbitration and Governing Law.
        ------------------------------

        Except for the enforcement of any rights to equitable relief to which the parties consent to jurisdiction in the courts of the Province of Ontario, the Executive and the Company agree that any dispute, controversy or claim arising out of, based upon or relating to Executive's employment, this Agreement or the breach, termination or invalidity thereof, including claims for tortious interference, other tortious or statutory claims (including claims for discrimination or discharge based upon race, sex, age, religion, disability or other prohibited grounds), claims against any parent or affiliate of the Company or any director, officer or employee of the Company or any of its parents or affiliates, and claims arising out of, based upon or relating to Paragraph 10 of this Agreement, whether arising before, during or after termination of Executive's employment or this Agreement, shall be resolved by binding arbitration before one (1) arbitrator pursuant to the rules of The Arbitration and Mediation Institute of Ontario for commercial arbitration. Judgment on the award rendered by the




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arbitrator may be entered in any court having jurisdiction thereof. This
Agreement shall be interpreted in accordance with the governed by the laws of Ontario. Except as provided under the law and/or the provisions of Paragraphs 10(f) and 12(c) herein, the arbitrator shall have no authority to alter, amend, modify or change this Agreement. Each party shall bear their own costs of arbitration regardless of which party prevails in such arbitration. If the Company is required to enforce the terms of this Agreement or otherwise seek relief against the Executive under the terms of this Agreement or any third party arising from or related to the terms hereof shall pay the solicitor's fees of the Company.

18.     Captions.
        ---------

        The captions herein are for convenience and identification purposes only, are not an integral part hereof, and are not to be considered in the interpretation of any part hereof.

19.     Counterparts.
        -------------

        This Agreement may be executed in separate counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

        The parties have entered into this Employment Agreement based solely upon the terms and conditions set out herein. This Agreement contains a binding arbitration provision which may be enforced by the parties.

        IN WITNESS WHEREOF the Company and the Executive have each executed this Agreement as of the day and in the year first written.


SIGNED, SEALED & DELIVERED                      )SEL-DRUM INTERNATIONAL, INC.
   in the presence of:                          )
                                                )
                                                )
/s/ Karmel Sakran                               )/s/ Brian Turnbull
---------------------                           )--------------------------
Barrister & Solicitor                           )Authorized Signing Officer
1327 Ontario Street                             )
Burlington, Ontario                             )
L7S 1E9                                         )/s/ Raymond Sparks
                                                )---------------------------
                                                )Raymond Sparks